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                                                                    EXHIBIT (25)
                           SPECIAL POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints E. Rhone Sasser, Howard V. Hudson, Jr. and Ronald C. Monger, and each of them, jointly or severally, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the 1995 annual report on Form 10-K of United Carolina Bancshares Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     In witness whereof, we have hereunto signed our names on the dates indicated.

         /s/              J. W. ADAMS             3/14/96
                  J. W. ADAMS                     DATE
         /s/           JOHN V. ANDREWS            3/14/96
                JOHN V. ANDREWS                   DATE
        /s/          RUSSELL M. CARTER            3/14/96
               RUSSELL M. CARTER                  DATE
         /s/             W. E. CARTER             3/14/96
                 W. E. CARTER                     DATE
        /s/         ALFRED E. CLEVELAND           3/14/96
              ALFRED E. CLEVELAND                 DATE
         /s/          THOMAS P. DILLON            3/14/96
               THOMAS P. DILLON                   DATE
        /s/          JAMES L. CRESIMORE           3/14/96
              JAMES L. CRESIMORE                  DATE
        /s/           C. FRANK GRIFFIN            3/14/96
               C. FRANK GRIFFIN                   DATE
         /s/             JAMES C. HIGH            3/14/96
                 JAMES C. HIGH                    DATE
         /s/             JACK E. SHAW             3/14/96
                 JACK E. SHAW                     DATE
         /s/           HAROLD B. WELLS            3/14/96
                HAROLD B. WELLS                   DATE
        /s/         CHARLES M. WINSTON            3/14/96
              CHARLES M. WINSTON                  DATE

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